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                                                                      EXHIBIT 10



                    ROCHESTER GAS AND ELECTRIC CORPORATION



                          CHANGE OF CONTROL AGREEMENT



     This Change of Control Agreement is made effective as of this 1st day of March, 1998, by and between Rochester Gas and Electric Corporation, a New York corporation having its principal place of business in Rochester, New York (the "Company"), and Paul C. Wilkens, an individual currently residing in Pittsford,
                ---------------
New York (the "Employee").



     1. Payment of Severance Amount. If the Employee's employment by the Company or any subsidiary or successor of the Company shall be subject to a Voluntary Termination or an Involuntary Termination within the Covered Period, then the Company shall pay the Employee a lump sum amount equal to the applicable Severance Amount, payable within 15 business days after the Termination Date.



     2. Definitions. All the terms defined in this paragraph 2 shall have the meanings given below throughout this Agreement.



          (a) "Annual Salary" shall, as determined on the Termination Date, be equal to the greater of:



          i. the Employee's annual salary plus bonus on the date of the earliest Change of Control to occur during the Covered Period, or



         ii.  the Employee's annual salary plus bonus on the Termination
Date.


Bonus for the purpose of this definition of Annual Salary shall mean the bonus for the Employee's final year or the average of the bonuses for the last three years, whichever is greater.


          (b) "Change in Duties" shall mean any one or more of the following:



          i. a significant change in the nature or scope of the Employee's authorities or duties from those applicable to him immediately prior to the date on which a Change of Control occurs;



          ii. a reduction in the Employee's Annual Salary from that provided to him immediately prior to the date on which a Change of Control occurs;



          iii. a diminution in the Employee's eligibility to participate in bonus, incentive award and other compensation plans which provide opportunities to receive compensation, from the greater of:



          . the opportunities provided by the Company (including its subsidiaries) for executives with comparable duties; or



          . the opportunities under any such plans under which he was participating immediately prior to the date on which a
             Change of Control occurs;
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          iv.  a diminution in employee benefits (including but not limited to medical, dental, life insurance and long-term disability plans) and perquisites applicable to the Employee, from the greater of:



          . the employee benefits and perquisites provided by the Company (including its subsidiaries), to executives with comparable duties; or



          . the employee benefits and perquisites to which the Employee was entitled immediately prior to the date on which a Change of Control occurs;



          v. a change in the location of the Employee's principal place of employment by the Company (including its subsidiaries) by more than fifty miles from the location where he was principally employed immediately prior to the date on which a Change of Control occurs; or



          vi. a reasonable determination by the Board of Directors of the Company that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities, powers, function or duties attached to his position immediately prior to the date on which a Change of Control occurs.



          (c) a "Change of Control" shall be deemed to have occurred if:



          i. any "person," including a "group" as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;



          ii. as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;



          iii. the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) affiliates within the meaning of the Exchange Act or (y) any party to the merger or consolidation;



          iv. a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding voting securities; or



          v. the Company transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.



          (d) "Covered Period" for the Employee shall mean a period of time following the occurrence of the Change of Control equal to the lesser of (i) the Employee's period of employment with the Company, any subsidiary, or any predecessor of either prior to that Change of Control, or (ii) two years following the occurrence of the Change of Control.
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          (e) "Involuntary Termination" shall mean any termination which:



          i. does not result from a resignation by the Employee (other than a resignation pursuant to clause ii of this subparagraph (e)); or



          ii. results from a resignation following any Change in Duties; provided, however, the term "Involuntary Termination" shall not include:



                x.  a Termination for Cause, or



                y. any termination as a result of death, disability, or normal retirement pursuant to a retirement plan to which the Employee was subject prior to any Change of Control.



          (f)  "Severance Amount" is equal to:



          i. in the case of an Involuntary Termination, two (2) times the Employee's Annual Salary (except if the Employee is within two years of age 65 at the time of Involuntary Termination, the Severance Amount shall be reduced to the number of whole months remaining to age 65, with a minimum payment of one
(1) times the Employee's Annual Salary) or the amount determined in Section 3 below which does not produce an excise tax, whichever is higher; or



          ii. in the case of a Voluntary Termination, one (1) times the Employee's Annual Salary, except if the Employee is within one year of age 65 at the time of Voluntary Termination, the Severance Amount shall be reduced to the number of months remaining to age 65, with no minimum payment.



          (g) "Termination for Cause" shall mean only a termination as a result of fraud, misappropriation of or intentional material damage to the property or business of the Company (including its subsidiaries), or commission of a felony by the Employee.



          (h) "Voluntary Termination" shall mean any termination which is not:



               i.  an Involuntary Termination;



               ii.  a Termination for Cause, or



              iii. the result of death, disability, or normal retirement pursuant to a retirement plan to which the Employee was subject prior to any Change of Control.



          (i) "Voting Securities" shall mean any securities which ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.



          (j) "Termination Date" shall mean the date on which the Employee's employment terminates.



     3. Golden Parachute Payment Reduction. It is the intention of the parties that the Severance Amount in Section 2(f)(I) of this Agreement be such that it is not subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax
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that may hereafter be imposed), on account of "excess parachute payments" as defined in Section 28OG of the Code. However, it is also the intention of the parties that the Severance Amount be at least equal to the largest amount that will not be subject to the excise tax it that amount would exceed two (2) times the Employee's Annual Salary. The determination of this amount to be paid hereunder shall be made at the expense of the Company by the independent certified public accounting firm acting as auditors for the Company on the date of a Change of control (or another accounting firm designated by that firm). Notwithstanding the foregoing in this Section 3, if payment is being prorated because the Employee is within two years of age 65, then the amount determined pursuant to this Section 3 shall be the lesser of prorated amount or the amount that is not subject to the excise tax.



     4. Notices. Notices and all other communications under this Agreement shall be in writing and shall be deemed given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



          If to the Company, to:



               Rochester Gas & Electric Corporation
               89 East Avenue
               Rochester, New York  14649-0001
               ATTENTION:  Group Manager Human Resource Services



          If to the Employee, to:



               Paul C. Wilkens
               ------------------------
               4 Rustic Pines
               ------------------------
               Pittsford, N Y 14534
               ------------------------



or to such other address as either party may furnish to the other in writing, except that a notices of changes of address shall be effective only upon receipt.


     5. Applicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of New York.



     6. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.



     7. Withholding of Taxes. Company may withhold from any benefits payable under this Agreement all Federal, state, city or other taxes as may be required pursuant to any law, governmental regulation or ruling.



     8. Not an Employment Agreement. Nothing in this Agreement shall give the Employee any rights (or impose any obligations to continued employment by the Company or any subsidiary or successor of the Company), nor shall it give the Company any rights (or impose any obligations) for the continued performance of duties by the Employee for the Company or any subsidiary or successor of the Company.



     9.  No Assignment.  The Employee's right to receive payments or
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benefits under this Agreement shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution. In the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.



     10. Successors. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either (i) the person or entity acquiring the assets or a substantial portion of the assets shall expressly assume by an instrument in writing all duties and obligations of the Company under this Agreement, or (ii) the Company shall provide, through the establishment of a separate reserve for the payment in full of all amounts which are, or may reasonably be expected to become, payable to the Employee under this Agreement.



     11. Indemnity and Releases. In consideration for the cash payment provided in paragraph 1 above, the Employee releases and discharges the Employer, its officers, agents, employees, subsidiaries, and successors, from all claims of any kind, which the Employee, or the Employee's agents, executors, heirs, or assigns ever had or now have, whether known or unknown, up to and including the date this Agreement is signed. This release includes, but is not limited to, the following: any action or cause of action asserted or which could have been asserted under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, all state statutes related to discrimination, the Employee Retirement Income Security Act or the Americans With Disabilities Act; claims for wrongful discharge, unjust dismissal, or constructive discharge; claims for breach of any alleged oral, written or implied contract of employment; claims for salary or severance payments not provided by this Agreement; claims for benefits; claims for attorneys fees; and any other claims under any Federal, state or local statute, law, rule or regulation; provided that in any event all such actions or claims relate to employment or benefits matters.



     IN EXECUTING THIS AGREEMENT, THE EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN GIVEN AT LEAST TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER SIGNING THIS AGREEMENT AND THE RELEASE CONTAINED IN THIS PARAGRAPH 11. EMPLOYEE ACKNOWLEDGES THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF EMPLOYEE'S CHOICE CONCERNING THIS AGREEMENT AND RELEASE. EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT AND RELEASE, AND IS ENTERING INTO THIS AGREEMENT AND RELEASE VOLUNTARILY. EMPLOYEE ACKNOWLEDGES THAT THE CONSIDERATION BEING RECEIVED IN EXCHANGE FOR EXECUTING THIS AGREEMENT AND RELEASE IS GREATER THAN THAT WHICH EMPLOYEE WOULD BE ENTITLED TO IN THE ABSENCE OF THIS AGREEMENT AND RELEASE. EMPLOYEE HAS NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT. EMPLOYEE ACKNOWLEDGES THAT THIS DOCUMENT SETS FORTH THE ENTIRE AGREEMENT WITH THE EMPLOYER AND THAT IT MAY NOT BE CHANGED ORALLY. EMPLOYEE HAS THE RIGHT TO REVOKE THIS AGREEMENT WITHIN SEVEN
(7) DAYS OF SIGNING IT, AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN DAY PERIOD HAS EXPIRED.
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     12.  Term.  This Agreement shall be effective as of the date first above written and shall remain in effect until terminated by written agreement of both parties. In the event of a Change of Control during the term of this Agreement, this Agreement shall remain in effect for the Covered Period.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written.



                              ROCHESTER GAS AND ELECTRIC CORPORATION



                              By:    /s/ Thomas S. Richards
                                    -----------------------------



                              Its:            President
                                    -----------------------------




                              By:          /s/ P.C. Wilkens
                                    -----------------------------
                                               Employee